Exhibit 4.2

BEACON FINANCIAL CORPORATION

FIRST SUPPLEMENTAL INDENTURE

dated as of August 20, 2026

to the Indenture

dated as of August 20, 2026

6.25% Fixed-to-Floating Rate Subordinated Notes due September 1, 2036

U.S. Bank Trust Company, National Association, as Trustee

i

Section 7.04	Severability	16
Section 7.05	Ratification	16
Section 7.06	Effectiveness	16
Section 7.07	Successors	16
Section 7.08	Indenture and 2036 Notes Solely Corporate Obligations	16
Section 7.09	Trustee’s Disclaimer	16

ii

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of August 20, 2026, between Beacon Financial Corporation, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, not in its individual capacity but solely as trustee (“Trustee”).

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Indenture, dated as of August 20, 2026 (the “Base Indenture” and as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time by the Company of its unsecured subordinated indebtedness to be issued in one or more series as provided in the Indenture;

WHEREAS, the issuance and sale of a new series of Securities of the Company designated as its 6.25% Fixed-to-Floating Rate Subordinated Notes due September 1, 2036 (the “2036 Notes”) have been authorized by resolutions adopted by the Board of Directors of the Company;

WHEREAS, the Company desires to execute this First Supplemental Indenture to establish the terms of the 2036 Notes;

WHEREAS, all things necessary to make this First Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, all conditions precedent provided for in the Base Indenture relating to the execution of this First Supplemental Indenture have been satisfied; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the 2036 Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the 2036 Notes, as follows:

ARTICLE 1
SCOPE OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01           Scope. This First Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended and/or supplemented by this First Supplemental Indenture with respect to the 2036 Notes, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this First Supplemental Indenture shall only apply to the 2036 Notes.

ARTICLE 2
DEFINITIONS

Section 2.01           Definitions and Other Provisions of General Application. For all purposes of this First Supplemental Indenture unless otherwise specified herein:

(a)           all terms used in this First Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b)           the provisions of general application stated in Sections 101 through 113 and Sections 113 and 114 of the Base Indenture shall apply to this First Supplemental Indenture, except that the words “herein,” “hereof,” “hereto,” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section, or other subdivision of the Base Indenture or this First Supplemental Indenture;

(c)           solely with respect to the 2036 Notes, Section 112 of the Base Indenture is hereby amended and restated as follows:

“Section 112 Legal Holidays.

In the event that a Fixed Rate Interest Payment Date, Redemption Date or the Stated Maturity Date falls on a day that is not a Business Day, then the amounts payable on such date will be paid on the next succeeding Business Day without the accumulation of additional interest. In the event that a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day.”

(d)           the terms defined in this Section 2.01 (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires) for all purposes of this First Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.01. All other terms used in this First Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this First Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meaning assigned to such term in this First Supplemental Indenture with respect to the 2036 Notes:

“1940 Act Event” means an event requiring the Company to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“2036 Notes” has the meaning provided in the recitals.

“Bank” means Beacon Bank & Trust.

“Base Indenture” has the meaning provided in the recitals.

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time for any Interest Period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such Interest Period and any subsequent Interest Periods. All percentages used in or resulting from any calculation of the then-current Benchmark shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)           Compounded SOFR;

(2)           the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)           the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment; and

(4)           the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)           the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)           if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)           the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates with respect to each Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)           in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)           in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)           in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)           if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete, or (c) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)           a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark, or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law, regulation, or executive order to remain closed.

“Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period, which may include the Company or any of its affiliates, or any other successor appointed by the Company, to act as calculation agent.

“Company” has the meaning provided in the preamble.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(1)           the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)           if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. Dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 215 basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“DTC” has the meaning provided in Section 3.04.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank or financial holding companies.

“First Reset Date” has the meaning provided in Section 3.05(a).

“Fixed Rate Interest Payment Date” has the meaning provided in Section 3.05(a).

“Floating Rate Interest Payment Date” has the meaning provided in Section 3.05(a).

“Floating Rate Period” has the meaning provided in Section 3.05(a).

“Global Note” shall be a global security representing 2036 Notes and have the meaning set forth in Section 3.04.

“Indenture” has the meaning provided in the recitals.

“Independent Regulatory Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules, and guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Initial 2036 Notes” has the meaning provided in Section 5.01.

“Interest Payment Date” has the meaning provided in Section 3.05(a).

“Interest Period” has the meaning provided in Section 3.05(b).

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2021 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Place of Payment” shall mean an office or agency of the Company maintained for such purpose, which shall initially be the corporate trust office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attn: Global Corporate Trust Services.

“Regular Record Date” means the 15th calendar day that is immediately preceding the applicable Interest Payment Date, whether or not a Business Day.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the date that is two (2) Business Days prior to the start of the relevant Floating Rate Interest Period, or such other time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“First Supplemental Indenture” has the meaning provided in the preamble.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s website.

“Stated Maturity Date” shall have the meaning set forth in Section 3.02 hereof.

“Tax Event” means the receipt by the Company of an opinion of Independent Tax Counsel to the effect that, as a result of: (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice, or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure, or regulation (any of the foregoing, an “administrative or judicial action”); (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or (d) a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions, or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the 2036 Notes, in each case, occurring or becoming publicly known on or after the original issue date of the 2036 Notes, there is more than an insubstantial risk that interest payable by the Company on the 2036 Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Tier 2 Capital Event” means the receipt by the Company of an opinion of Independent Regulatory Counsel that as a result of:

(1)           any amendment to, or change in, the laws, rules, or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve Board and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the 2036 Notes;

(2)           any proposed change in those laws, rules, or regulations that is announced or becomes effective after the initial issuance of the 2036 Notes; or

(3)           any official administrative decision, judicial decision, administrative action, or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced after the initial issuance of the 2036 Notes, in each case, there is more than an insubstantial risk that the Company will not be entitled to treat the 2036 Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve Board (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any 2036 Note is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

“Trustee” has the meaning provided in the preamble.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Dollars” means such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debt.

ARTICLE 3
FORM AND TERMS OF THE 2036 NOTES

Section 3.01           Establishment of the Series; Designation, and Form of the 2036 Notes.

(a)           Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of Securities designated as the “6.25% Fixed-to-Floating Rate Subordinated Notes due September 1, 2036,” which are referred to herein as the 2036 Notes, and have the CUSIP number           084680AC1, which 2036 Notes shall be deemed “Securities” for all purposes under the Base Indenture and shall have the terms set forth in the Base Indenture, as amended and supplemented by this First Supplemental Indenture.

(b)           The 2036 Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A. The terms contained in the 2036 Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c)           The 2036 Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officer of the Company executing the 2036 Notes (by manual or facsimile signature) in accordance with Section 303 of the Base Indenture may approve in accordance with the terms hereof and of the Base Indenture, such approval to be conclusively evidenced by such officer’s execution thereof.

(d)           The 2036 Notes will be issuable and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Section 3.02           Maturity. The date upon which the 2036 Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is September 1, 2036 (the “Stated Maturity Date”), unless such 2036 Notes shall have been redeemed in full prior to such date pursuant to Article 4 hereof.

Section 3.03           Payment; Appointment of Agents. Principal and, in the case of redemption, interest, if any, due on the Stated Maturity Date or any earlier date of redemption of a 2036 Note shall be payable against presentation and, if the final payment, surrender of such 2036 Note at the Place of Payment. Interest payable on an Interest Payment Date will be made by wire transfer in immediately available funds or, at the option of the Company in the event that the 2036 Notes are not represented by one or more Global Notes, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register.

The Security Registrar and Paying Agent for the 2036 Notes shall initially be the Trustee.

The amounts payable with respect to the 2036 Notes shall be payable in U.S. Dollars.

Section 3.04           Global Notes. Except as provided in Section 305 of the Base Indenture, the 2036 Notes will be issued as one or more fully registered global notes in book-entry form (each such global note, a “Global Note”) registered in the name of or held by The Depository Trust Company (and any successor thereto) (“DTC”) or its nominee, as the U.S. Depository for the 2036 Notes, and deposited with DTC or its designated custodian or such other U.S. Depository as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for 2036 Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the 2036 Notes shall be made, only to DTC or a nominee of DTC, or to a successor U.S. Depository selected or approved by the Company or to a nominee of such successor U.S. Depository as provided in the Base Indenture.

Section 3.05           Interest.

(a)           The 2036 Notes will bear interest (i) at an initial rate of 6.25% per annum, payable semi-annually in arrears on March 1 and September 1 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on March 1, 2027, from and including the date of issuance to but excluding September 1, 2031 (the “First Reset Date”) and (ii) from and including the First Reset Date (the “Floating Rate Period”) at an annual floating rate equal to the then-current Three-Month Term SOFR or such other Benchmark, as determined by the Calculation Agent at the Reference Time for the applicable Interest Period, plus a spread of 215 basis points, payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year to but excluding the Stated Maturity Date or earlier redemption date (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on December 1, 2031. The Calculation Agent will provide the Company and the Trustee (if not the Calculation Agent) with the interest rate in effect during each Floating Rate Period on the 2036 Notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark). Notwithstanding the foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero. The determination of Three-Month Term SOFR for each relevant Interest Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the floating interest rate for each Interest Period during the Floating Rate Period will be maintained on file at the Calculation Agent’s principal offices, and will be provided to the Trustee (to the extent that the Calculation Agent is not the Trustee). Interest on the 2036 Notes will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issuance of the 2036 Notes, if no interest has previously been paid or duly provided for with respect to any of the 2036 Notes) to but excluding the applicable Interest Payment Date, the Stated Maturity Date, or the Redemption Date (each, an “Interest Period”).

(b)           Interest on the 2036 Notes on any Interest Payment Date shall be payable to the Persons in whose names the relevant 2036 Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, except as provided in Section 307 of the Base Indenture. For the purpose of determining the Persons in whose names the relevant 2036 Notes are registered at the close of business on a Regular Record Date that is not a Business Day, the close of business shall mean 5:00 p.m., New York City time, on the Regular Record Date.

(c)           Any interest payable on the 2036 Notes on or prior to the First Reset Date will be computed on the basis of a 360-day year consisting of twelve 30-day months and any interest payable on the 2036 Notes after the First Reset Date will be computed on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(d)           Effect of Benchmark Transition Event.

(i)           If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2036 Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(ii)          Notwithstanding anything set forth in Section 3.05(a) above, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth in this Section 3.05(f) will thereafter apply to all subsequent determinations of the interest rate on the 2036 Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the 2036 Notes for each Interest Period during the Floating Rate Period will subsequently be an annual rate equal to the Benchmark Replacement plus 215 basis points.

(iii)         The Calculation Agent is expressly authorized to make certain determinations, decisions, and elections under the terms of the 2036 Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark and under this Section 3.05(e). Any determination, decision, or election that may be made by the Calculation Agent under the terms of the 2036 Notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or selection (A) will be conclusive and binding on the Holders of the 2036 Notes and the Trustee absent manifest error, (B) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (C) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision, or election to which the Company reasonably objects and (D) notwithstanding anything to the contrary herein or in the Base Indenture, shall become effective without consent from the Holders of the 2036 Notes, the Trustee, or any other party. If the Calculation Agent fails to make any determination, decision, or election that it is required to make under the terms of the 2036 Notes, then the Company will make such determination, decision, or election on the same basis as described above. The Calculation Agent may conclusively rely upon, and shall be protected in acting or refraining from acting upon, and shall not be bound to make any investigation into any information provided to (or obtained by) it in connection with the calculations and determinations to be made by the Calculation Agent in connection with the 2036 Notes. The Calculation Agent shall not be liable for any error resulting from use of or reliance upon any source of information in accordance with the terms of the Indenture.

(iv)         The Company (or its Calculation Agent) shall notify the Trustee in writing (i) upon the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacements and Benchmark Replacement Conforming Changes, and other items affecting the interest rate on the 2036 Notes after a Benchmark Transition Event.

(v)         The Trustee (including in its capacity as Paying Agent) shall have no (A) responsibility or liability for the (w) Three-Month Term SOFR Conventions, (x) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (y) determination or calculation of a Benchmark Replacement, or (z) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (w) through (z) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its Calculation Agent, as applicable, and (B) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or Calculation Agent’s failure to select a Benchmark Replacement or the Calculation Agent’s failure to calculate a Benchmark. The Trustee shall be entitled to rely conclusively on all notices from the Company or its Calculation Agent regarding any Benchmark or Benchmark Replacement, including, without limitation, with regard to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the Calculation Agent. The Trustee shall be entitled to conclusively rely on any determination made, and any instruction, notice, Officer’s Certificate, or other instruction or information provided by the Calculation Agent without independent verification, investigation, or inquiry of any kind. The Trustee and the Calculation Agent shall not be obligated to enter into any amendment or supplement hereto that adversely impacts its rights, duties, obligations, immunities, or liabilities (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes).

(vi)        If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

(e)           The Calculation Agent shall have all the rights, protections, and indemnities afforded to the Trustee under the Base Indenture and hereunder. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent or act as Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. The Company shall take such actions as are necessary to ensure that, from the commencement of the Floating Rate Period, for so long as any of the 2036 Notes are outstanding, there will at all times be a Calculation Agent appointed by the Company to calculate Three-Month Term SOFR or such other Benchmark in respect of each Interest Period during the Floating Rate Period. The Trustee will not be under any duty to succeed to, assume, or otherwise perform any of the duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach, or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties and obligations hereunder. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent. The Company may appoint itself or any of its Affiliates to be the Calculation Agent.

Section 3.06           Subordination. The Company, for itself, its successors, and assigns, covenants and agrees, and each Holder of 2036 Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the 2036 Notes and the payment of the principal of, and interest on, each and all of the 2036 Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness to the extent and in the manner described in Article Sixteen of the Base Indenture and will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and future general creditors. The 2036 Notes will rank senior to the Company’s obligations relating to any outstanding junior subordinated debt securities issued to the Company’s capital trust subsidiaries, whether now existing or hereafter acquired. It is intended that the 2036 Notes be and are Tier 2 capital or the equivalent for all regulatory purposes.

Section 3.07           No Sinking Fund. The 2036 Notes are not entitled to the benefit of, or subject to, any sinking fund.

Section 3.08           No Conversion or Exchange Rights. The 2036 Notes shall not be convertible into, or exchangeable for, any equity securities, other securities, or other assets of the Company or any Subsidiary.

Section 3.09           Events of Default; Acceleration.

(a)           Solely with respect to the 2036 Notes, Section 501(6) and Section 501(7) of the Base Indenture are hereby amended and restated as follows:

“(6) the Company or the Bank shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in any involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or the Bank or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

(7) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Bank in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Bank or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or”

(b)           Soley with respect to the 2036 Notes, the first paragraph of Section 502 of the Base Indenture is hereby amended and restated as follows:

“If an Event of Default specified in Section 501(6) or Section 501(7) occurs and is continuing with respect to the 2036 Notes, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2036 Notes may declare the principal of the 2036 Notes, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. The Maturity of the 2036 Notes shall not otherwise be accelerated as a result of an Event of Default.”

Section 3.10           Defeasance. Sections 1402 and 1403 of the Base Indenture shall apply to the 2036 Notes. However, and in addition, any defeasance of the 2036 Notes pursuant to Sections 1402 or 1403 of the Base Indenture shall be subject to the Company obtaining the prior approval of the Federal Reserve Board and any additional requirements that the Federal Reserve Board may impose with respect to defeasance of the 2036 Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the date of this First Supplemental Indenture, the Federal Reserve Board does not require that defeasance of instruments be subject to Federal Reserve Board approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve Board will be required for such defeasance.

Section 3.11           No Collateral. The 2036 Notes shall not be entitled to the benefit of any security interest in, or collateralization by, any rights, property, or interest of the Company.

ARTICLE 4
REDEMPTION OF THE 2036 NOTES

Section 4.01           Optional Redemption. The Company may, at its option, redeem the 2036 Notes before the Stated Maturity Date, in whole or in part, beginning with the Interest Payment Date of September 1, 2031, and on any date thereafter. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the 2036 Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Company; provided, however, that interest due on an Interest Payment Date falling on or prior to the scheduled Redemption Date will be payable to the Holders thereof as of the Regular Record Date for such Interest Payment Date. Any early redemption of the 2036 Notes by the Company pursuant to this Section 4.01 will be subject to the receipt of the prior approval of the Federal Reserve Board, to the extent then required under applicable laws or regulations, including capital regulations.

Section 4.02           Redemption Upon Special Events. The Company may also, at its option, redeem the 2036 Notes before the Stated Maturity Date in whole, but not in part, at any time, upon the occurrence of a Tax Event, a Tier 2 Capital Event, or a 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the 2036 Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Company; provided, however, that interest due on an Interest Payment Date falling on or prior to the scheduled Redemption Date will be payable to the Holders thereof as of the Regular Record Date for such Interest Payment Date. Any early redemption of the 2036 Notes by the Company pursuant to this Section 4.02 will be subject to the receipt of the prior approval of the Federal Reserve Board, to the extent then required under applicable laws or regulations, including capital regulations.

Section 4.03           Notice of Redemption. Soley with respect to the 2036 Notes, the first paragraph of Section 1104 of the Base Indenture is hereby amended and restated as follows:

“Notice of redemption shall be given in the manner provided in Section 106, not less than 10 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the 2036 Notes to be redeemed (provided notice may be given more than 60 days prior to the Redemption Date in connection with a defeasance or the satisfaction and discharge of the series), to the Holders of the 2036 Notes to be redeemed. Failure to give notice by sending in the manner herein provided to the Holder of any 2036 Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other 2036 Notes or portion thereof. Notices of redemption may be conditional, in the Company’s discretion, on one or more conditions precedent, and the Redemption Date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Company if it determines that such conditions will not be satisfied.”

Section 4.04           Applicability of Base Indenture. To the extent not inconsistent with this Article 4, the provisions of Article Eleven of the Base Indenture shall apply to any redemption of the 2036 Notes hereunder.

ARTICLE 5
ISSUE OF 2036 NOTES

Section 5.01           Original Issue of 2036 Notes. 2036 Notes having an aggregate principal amount of One-Hundred-Seventy-Five Million Dollars ($175,000,000) (the “Initial 2036 Notes”) may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver the Initial 2036 Notes in accordance with a Company Order delivered pursuant to Section 303 of the Base Indenture).

Section 5.02           Additional Issues of Notes. The Company may from time to time, without notice to or the consent of the Holders of the 2036 Notes, create and issue additional 2036 Notes, which 2036 Notes will rank pari passu with the Initial 2036 Notes and be identical in all respects as the Initial 2036 Notes except for their issuance date, the issue price, and the first Interest Payment Date; provided that such additional 2036 Notes either shall be fungible with the Initial 2036 Notes for federal income tax purposes or shall be issued under a separate CUSIP number. Such additional 2036 Notes will be consolidated and form a single series with the Initial 2036 Notes under the Indenture.

ARTICLE 6
SUPPLEMENTAL INDENTURES

Section 6.01           Supplemental Indentures. Solely with respect to the 2036 Notes, Section 901 of the Base Indenture is hereby amended by (a) replacing the “; or” at the end of clause (10) with a semicolon, and (b) replacing the period at the end of clause (11) with “;” and (iii) inserting the following new clauses (12) and (13) immediately after clause (11):

“(12) to add guarantors or permit any Person to guarantee the obligations under any series of Securities; or

(13) to conform the terms of the Indenture and the 2036 Notes to the description of the 2036 Notes in the prospectus supplement dated August 17, 2026 relating to the offering of the Initial 2036 Notes.”

ARTICLE 7
MISCELLANEOUS

Section 7.01           Trust Indenture Act. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this First Supplemental Indenture, the latter provision shall control.

Section 7.02           Governing Law; Waiver of Jury Trial. The laws of the State of New York shall govern this First Supplemental Indenture and the 2036 Notes. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE 2036 NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

Section 7.03           Duplicate Originals. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, but all such counterparts shall together constitute but one and the same instrument. Signatures to this First Supplemental Indenture transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 7.04           Severability. In case any provision in this First Supplemental Indenture or the 2036 Notes shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.05           Ratification. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this First Supplemental Indenture shall be read, taken, and construed as one and the same instrument and every Holder of 2036 Notes authenticated and delivered under this First Supplemental Indenture shall be bound hereby; provided that the provisions of this First Supplemental Indenture apply solely with respect to the 2036 Notes. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the 2036 Notes unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented and amended by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented and amended by this First Supplemental Indenture. All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee, the Paying Agent, the Security Registrar and/or the Calculation Agent pursuant to the Base Indenture shall apply to and be enforceable by each of the Trustee, the Paying Agent, the Security Registrar and the Calculation Agent acting in its respective capacities relating to the 2036 Notes and pursuant to this First Supplemental Indenture mutatis mutandis as if set forth and incorporated herein.

Section 7.06           Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 7.07           Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 7.08           Indenture and 2036 Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any 2036 Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, employee, agent, officer, or director, as such, past, present, or future, of the Company or of any successor Person; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the 2036 Notes.

Section 7.09           Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, the 2036 Notes, any offering materials or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

BEACON FINANCIAL CORPORATION, as the Company

By:	/s/ Paul A. Perrault
Name:	Paul A. Perrault
Title:	President and Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Paying Agent and Security Registrar

By:	/s/ James H. Byrnes
Name:	James H. Byrnes
Title:	Vice President

[Signature Page to First Supplemental Indenture]

1

EXHIBIT A

[NOTE: The following legend is to be placed at the beginning of any Global Note representing the 2036 Notes.]

GLOBAL NOTE

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR ITS NOMINEE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFEROR, HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED HEREBY (1) ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF ANY BANK OR ANY OF THE COMPANY’S SUBSIDIARIES AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE REFERRED TO IN THIS SECURITY).

BEACON FINANCIAL CORPORATION

6.25 % FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE SEPTEMBER 1, 2036

No. R-[___]	CUSIP: 084680AC1
$[___]	ISIN: US084680AC15

Beacon Financial Corporation, a Delaware corporation (hereinafter called the “Company,” which term includes any permitted successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of _______________Dollars ($ ) (or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto) on September 1, 2036 (such date is hereinafter referred to as the “Stated Maturity Date”), unless redeemed prior to such date as permitted below, and to pay interest on the outstanding principal amount of this 2036 Note from and including the date of issuance or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, at the rate of 6.25% per annum, payable semi-annually in arrears on March 1 and September 1 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on March 1, 2027, from and including the date of issuance to but excluding September 1, 2031 (the “First Reset Date”), and from and including the First Reset Date, at an annual floating rate equal to the then-current Three-Month Term SOFR (as defined in the First Supplemental Indenture hereinafter referred to), or such other Benchmark (as defined in the First Supplemental Indenture hereinafter referred to) as determined pursuant to the First Supplemental Indenture for the applicable Interest Period (as defined in the First Supplemental Indenture hereinafter referred to), plus a spread of 215 basis points, payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year through the Stated Maturity Date or earlier redemption (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on December 1, 2031, with such interest, in the case of any interest payable on this 2036 Note on or prior to the First Reset Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, or, in the case of any interest payable on this 2036 Note after the First Reset Date, calculated on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360. Notwithstanding the foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All percentages used in or resulting from any calculation of Three-Month Term SOFR (or, if different, the then-current Benchmark) shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in, and subject to exceptions specified in, the Indenture, be paid to the Person in whose name this 2036 Note, or any predecessor 2036 Note, is registered at the close of business on the Regular Record Date for such Interest Payment Date.

Principal and, in the case of redemption, interest, if any, due on the Stated Maturity Date or any earlier date of redemption of a 2036 Note shall be payable against presentation and, if the final payment, surrender of this 2036 Note at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of U.S. Bank Trust Company, National Association, as Trustee, located at 60 Livingston Avenue, St. Paul, MN 55107, Attn: Global Corporate Trust Services. Interest payable on an Interest Payment Date will be made by wire transfer in immediately available funds or, at the option of the Company in the event that the 2036 Notes are not represented by one or more Global Notes, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register.

Reference is hereby made to the further provisions of this 2036 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2036 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BEACON FINANCIAL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF 2036 NOTE

BEACON FINANCIAL CORPORATION

6.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE SEPTEMBER 1, 2036

This 2036 Note is one of a duly authorized issue of Securities of the Company of a series designated as the “6.25% Fixed-to-Floating Rate Subordinated Notes due September 1, 2036” (herein called the “2036 Notes”) initially issued in an aggregate principal amount of One-Hundred-Seventy-Five Million] Dollars ($175,000,000) on August 20, 2026. Such series of Securities has been established pursuant to the Indenture, dated as of August 20, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of August 20, 2026 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Persons in whose names 2036 Notes are registered on the Security Register from time to time and of the terms upon which the 2036 Notes are, and are to be, authenticated and delivered. The terms of the 2036 Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this 2036 Note. To the extent that the terms of this 2036 Note modify, supplement, or are inconsistent with those of the Indenture, then the terms of this 2036 Note shall govern to the extent such terms of this 2036 Note are not inconsistent with the terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

All capitalized terms used in this 2036 Note and not defined herein that are defined in the Base Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the First Supplemental Indenture. If any capitalized term used and defined in this 2036 Note is also defined in the Base Indenture or the First Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this 2036 Note shall control.

The indebtedness of the Company evidenced by the 2036 Notes, including the principal thereof and interest thereon, is subordinated in right of payment to all existing and future obligations of the Company constituting Senior Indebtedness (as defined in the Base Indenture), on the terms and subject to the terms and conditions as provided and set forth in Article Sixteen of the Base Indenture, shall rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and future general creditors; and shall rank at least equally in right of payment with all other unsecured subordinated indebtedness of the Company, including securities issued pursuant to the Base Indenture the terms of which provide that such Securities rank junior in right of payment to Senior Indebtedness. Each Holder of this 2036 Note, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The 2036 Notes are intended to be treated as Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any appropriate successor federal banking agency) (the “Federal Reserve Board”) as then in effect and applicable to the Company.

If an Event of Default with respect to 2036 Notes shall occur and be continuing, the principal and interest owed on the 2036 Notes shall only become due and payable in accordance with the terms and conditions set forth in Article Five of the Base Indenture or Section 3.09 of the First Supplemental Indenture. Accordingly, the Holder of this 2036 Note has no right to accelerate the Maturity of this 2036 Note in the event the Company fails to pay the principal of, or interest on, any of the 2036 Notes or fails to perform any other obligations under the 2036 Notes or in the Indenture that are applicable to the 2036 Notes.

The Company may, at its option, redeem the 2036 Notes: (a) in whole or in part, beginning with the Interest Payment Date of September 1, 2031 and on any date thereafter, or (b) in whole, but not in part, at any time following the occurrence of a Tax Event, Tier 2 Capital Event, or 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the 2036 Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Company; provided, however, that the interest due on an Interest Payment Date falling on or prior to the scheduled Redemption Date will be payable to the Holders thereof as of the Regular Record Date for such Interest Payment Date. Any early redemption of the 2036 Notes by the Company will be subject to the receipt of the prior approval of the Federal Reserve Board, to the extent then required under applicable laws or regulations, including capital regulations.

The 2036 Notes are not entitled to the benefit of, or subject to, any sinking fund.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2036 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2036 Note and of any 2036 Note issued upon the registration of transfer hereof, in exchange herefor, or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2036 Note.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this 2036 Note is registrable in the Security Register, upon surrender of this 2036 Note for registration of transfer at the office or agency of the Company in any place where the principal of, and interest on, this 2036 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2036 Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The 2036 Notes shall not be convertible into, or exchangeable for, any equity securities, other securities, or other assets of the Company or any Subsidiary.

Sections 1402 and 1403 of the Base Indenture shall apply to the 2036 Notes. However, and in addition, any defeasance of the 2036 Notes pursuant to Sections 1402 or 1403 of the Base Indenture shall be subject to the Company obtaining the prior approval of the Federal Reserve Board and any additional requirements that the Federal Reserve Board may impose with respect to defeasance of the 2036 Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the date of this First Supplemental Indenture, the Federal Reserve Board does not require that defeasance of instruments be subject to Federal Reserve Board approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve Board will be required for such defeasance.

The 2036 Notes shall not be entitled to the benefit of any security interest in, or collateralization by, any rights, property, or interest of the Company.

The 2036 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

The Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this 2036 Note is registered as the owner hereof for all purposes, whether or not this 2036 Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this 2036 Note or of the Indenture shall alter or impair the obligation of the

Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this 2036 Note at the times, place, and rate, and in the coin or currency, herein prescribed.

U.S. Bank Trust Company, National Association will act as the Company’s principal Paying Agent with respect to the 2036 Notes through its offices presently located at 60 Livingston Avenue, St. Paul, MN 55107, Attn: Global Corporate Trust Services. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of 2036 Notes with respect to the Indenture or for any remedy under the Indenture.

THE INDENTURE AND THE 2036 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[End reverse side of Note]

ASSIGNMENT FORM

To assign the within Note, fill in the form below:

I or we assign and transfer the within Note to:

(Insert assignee’s legal name)
(Insert assignee’s social security or tax I.D. no.)
(Print or type assignee’s name, address, and zip code)

and irrevocably appoint as agent to transfer this Note on the books of Beacon Financial Corporation. The agent may substitute another to act for it.

Your Signature: _________________________________________________________________________________________________________

(Sign exactly as your name appears on the other side of this Note)

Your Name: _____________________________________________________________________________________________________________

Date: __________________________________________________________________________________________________________________

Signature Guarantee:*

_______________________________________________________________________________________________________________________

* NOTICE: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial outstanding principal amount of this Global Note is One-Hundred-Seventy-Five Million Dollars ($175,000,000). The following increases or decreases in the principal amount of this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in the Principal amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee